SHAREHOLDER LETTER Q1 2024 | MAY 9, 2024 Exhibit 99.2

SHAREHOLDER LETTER Q1 2024 | 2 To Our Shareholders, I am pleased to share an update on Benson Hill’s progress and strategic focus for Q1 of 2024. As we communicated previously, 2024 represents a year of transition for Benson Hill while we evolve our business from an asset-heavy, closed-loop model to an asset-light, licensing and partnership model, where our seed innovation portfolio is well-positioned to expand into large and attractive segments in soy: animal feed and biofuels. We have achieved key milestones in the execution of our Liquidity Improvement Plan, including rigorous cost reductions and the divesti- ture of our legacy soy processing assets to extend our cash runway. This enables us to focus on solidifying the partnerships necessary for our new licensing model. Going forward, we will continue to focus on cost management. Retirement of our high-cost debt with highly restrictive covenants supports the exploration of alternative sources of capital, and that work is underway. This year, our financial profile will significantly shift due to the elimina- tion of revenues (73 percent of our 2023 revenues), operating costs, and working capital associated with our previously owned soybean pro- cessing facilities. This will drive improved Adjusted EBITDA, free cash flows, and operating margins over time. We have made good progress in Q1 across our pipeline, our partnerships, our people, and our perfor- mance which further fortifies our conviction in the opportunities ahead. May 9, 2024 Deanie Elsner Chief Executive Officer

SHAREHOLDER LETTER Q1 2024 | 3 A Novel Approach to Soy Value Creation Soy remains the largest and most efficient source of plant-based protein in the world, but it has had limited R&D investment to increase any attribute beyond yield. We know that protein and yield are inversely correlated in the plant genome. Therefore, decades of breeding primarily for yield across the industry have resulted in decreased protein in commodity soybeans. Benson Hill’s approach to seed innovation is unique. We focus on soy quality traits like protein and oil content to address the demand of the end user and generate value across the agribusiness supply chain. Addressing that end-user demand is possible because of the depth of our soy database. Our technology and intellectual property include all the components necessary for rapid seed innovation for soy. With our technology platform and focus on soy quality traits, we can innovate faster, get to market more quickly, and minimize risk in the field. No one else in the industry has this focus and capability. 55 50 45 40 U S So yb ea n Yi el d (B u/ Ac re ) Pr ot ei n Co nt en t ( % ) US Soybean Yields have increased While protein content has diminished35 30 25 20 1960 1980 2000 2020 46 44 42 40 38 Historical U.S. Soy Yield & Protein Comparison Industry focus has been on soybean yield increase1 at the cost of protein2 and nutritional content 1 USDA Crop Production Historical Track Record 2023 2 2023 US Soybean Quality Report

Pipeline – New Feeding Trial Results Exceed Expectations

One example of this value creation is our Ultra-High Protein, Low Oligosaccharide (UHP-LO) soybean variety for animal feed. Soybean meal is the dominant protein source in animal feed rations. In the U.S., soybean meal produced for animal feed accounts for approximately 31 million soybean acres. Feed costs represent about 60 to 70 percent of the costs of goods sold (COGS) for animal producers who are always seeking opportunities to optimize costs; UHP-LO soybean meal/soy has 16 percent higher protein levels than commodity soybean meal with 92 percent lower oligosaccharides (reduces anti-nutrient factor for better digestibility) and 8 percent higher metabolizable energy.

MEAL ATTRIBUTES		COMMODITY	UHP-LO	DIFFERENCE
Protein (% as is)	**Crude Protein**	46.4%	**54%**	**+16%**
Energy (kcal/lb)	**Metabolizable Energy**	1040	**1120**	**+8%**
Anti-nutrients (% as is)	**Oligosaccharides**	~5.7%	**~0.5%**	**-92%**



Final Body Weight
More is better
UHP-LO BLEND
Commodity
Higher
Feed Cost
Less is better
UHP-LO BLEND
Commodity
Lower
Feed Cost per Live Pound
Less is better
UHP-LO BLEND
Commodity
Lower

* Average meal attributes and feed performance across UHP-LO varieties, based on 3rd party independent analyses.

In the poultry broilers segment, using UHP-LO soybean meal reduces feed costs while maintaining the target feed conversion ratio (FCR) and bird weights due to the higher available protein and metabolizable energy, reducing other higher-cost ingredients.

BENSON HILL

SHAREHOLDER LETTER Q1 2024 | 4

Benson Hill announced this week the results of a feeding trial with Perdue Farms, which confirms that the inclusion of UHP-LO soybean meal throughout all phases of broiler production delivered a significant reduction in feed costs while maintaining performance. This reflects the higher protein and metabolizable energy inherent in Benson Hill's proprietary soybean genetics. These results exceeded our expectations and demonstrated the value of our technology improvements over the last four years.

Market segment value of Benson Hill UHP-LO


5.9M Veg Fed Acres X $200/Acre = $1.2B Industry Value
$150M+ Value Captured*
$1 Billion of Value Remains to Incentivize Supply Chain Participation
Benson Hill
Farmer
Processor
Veg Fed Broiler Producer

* Assumes10-15% value capture through royalty, excludes incremental margin from direct seed sales.

The trial also confirmed the total value created with Benson Hill genetics to be within the range previously communicated ($100 to $230/acre). We are targeting Benson Hill genetics to be planted across 6 million domestic acres by 2030, which will result in total potential value creation of $600 million to $1.2 billion across the agribusiness value chain. This range is large enough to provide incentives for all players to participate, unlocking acreage and revenue growth opportunities for Benson Hill.

BENSON HILL

SHAREHOLDER LETTER Q1 2024 | 5

Expanding our Partnership Footprint for Market Penetration

The Perdue trial results are creating opportunity and interest from animal producers across the poultry industry, including veg-fed broilers, conventional broilers, layers, and turkeys, totaling approximately 18 million soybean acres. We are now in discussions with producers representing more than half of the U.S. poultry market, giving us confidence in our acreage targets.

U.S. SOYBEAN MEAL MARKET SEGMENT ACRES* (M)



Pet
1.7
Aqua
1.2
Conventional Broilers
7.6
Hogs
10.2
Veg Fed Broilers
5.9
Turkeys
1.5
Layers
2.5

*Total Addressable Market (U.S. Acres) Source: USDA, FAOSTAT

BENSON HILL U.S. ACREAGE TARGETS (M)



Total acres (M)
10
9
8
7
6
5
4
3
2
1
0
EBITDA positive
Introduction of herbicide tolerance
366
688
1,111
1,729
2,998
4,935
5,983
Year
2024
2025
2026
2027
2028
2029
2030

Value creation **$100-$230 per acre.**

BENSON HILL

SHAREHOLDER LETTER Q1 2024 | 6

SHAREHOLDER LETTER Q1 2024 | 7 Seed production will be our rate-limiting factor over the next two years. To support future growth and broadacre expansion, we are expanding our network of seed licensees and distributors. Additionally, we are planting 42 varieties across 358 independent testing locations this crop year to validate the agronomic characteristics of our genetics across multiple maturity zones. Our robust commercial pipeline is in the final stages of field testing, giving us a time advantage that can further deepen our competitive moat. We are on track to significantly expand our seed portfolio from 22 to more than 35 varieties by 2025. Our non-GMO, UHP-LO varieties are expected to yield on par with GMO commercial varieties by 2026. Our UHP-LO varieties containing an herbicide-tolerance trait (to enhance weed control for large-acre adoption) are on track to be commercialized in 2027. Partnered with independent 3rd parties to validate Benson Hill’s soybean genetics 42 varieties across 358 testing locations* * Compared to 16 varieties in in 40 testing locations in 2023 and 6 varieties in 10 testing locations in 2022 THIRD-PARTY TESTING LOCATIONS • Indiana CRO • Iowa State University • Kentucky • Missouri Soybean Merchandising Council • North Carolina State • Pennsylvania State University • South Dakota State University • The Ohio State University • University of Arkansas • University of Delaware • University of Illinois • University of Minnesota • University of Missouri • University of Nebraska-Lincoln • University of Tennessee • University of Wisconsin-Madison

Better Feed.

~31M ACRES*

Increased Protein
Lower Anti-nutrients
Improved Amino Acids

UHP-LO

CO**VAL**

YELLOW **PEA**

Better Food.

~0.8M ACRES*

Ultra-High Protein
Lower Anti-nutrients
Improved Amino Acids
Low Linoleic
Low Linolenic

UHP

UHP-LO

HOLL

CO**VAL**

Better Fuel.

~50M ACRES*

Higher Oil Content**

UHP

UHP-LO

HOIL

*Total Addressable Market (U.S. Acres) Source: USDA, FAOSTAT

** Future product pipeline

Optimizing the Soy Complex for Maximum Profitability

We are excited about our opportunity in animal feed markets. We have successfully commercialized our UHP-LO technology in aquaculture and are now expanding our focus to poultry. Our ability to deliver feed conversion improvements and sustainability benefits is compelling for these growing, well-established industries.

Improved soybean meal for animal feed is just the beginning. Our proprietary data on soybean oil expression is just as robust as our data for protein and yield. Discussions with supply chain participants about our innovation pipeline focus on the *mass balance within the soybean* that will deliver the greatest value to the customer.

The 'dual value' bean concept is very real, and we are leveraging our unique ability to optimize protein, oil, and yield. This will enable us to develop a multi-purpose soybean that can simultaneously deliver a better-quality oil (high oleic) for human consumption or higher absolute oil soybean for the emerging biofuels market with improved soybean meal for the feed or food markets.

BENSON HILL

SHAREHOLDER LETTER Q1 2024 | 8

SHAREHOLDER LETTER Q1 2024 | 9 People and Financial Performance We know that exceptional technology and execution require exceptional people. Benson Hill continues to invest in talent with diverse industry experience that can drive our financial performance and unlock the full value of our differentiated and advantaged genet- ics. To that end, we recently welcomed Susan Keefe as Chief Financial Officer and ag industry leader Dan Cosgrove (Growers Edge/Corteva/ Pioneer-DuPont) as Chief Administrative Officer and General Counsel. During Q1, Benson Hill took decisive actions to further strengthen our balance sheet and enhance financial flexibility. We maintain our commitment to drive operational efficiencies, manage operating costs, and explore ways to optimize our capital structure. Within our financial statements, the combined results of our divested businesses have been reclassified and presented as discontinued operations. While the financial statements presented for Q1 look significantly different from our historical results because of this reclassification, we view this as an important first step on the path to profitability and the growth of our asset-light business model. Moving forward, our primary source of revenue and margins will come in the form of seed licensing royalties and related technology access fees. We are operating under this established industry model today and currently license our germplasm to several seed companies. The introduction of herbicide-tolerant products will enable additional market share gains. In addition, we will continue selling seed directly to farmers to maintain awareness of the value of our products in the market. Grain sales will also continue at a lower level to support customers across the aquaculture and food markets, where we have built a reputation for our high-quality products.

Benson Hill Transitions to Licensing Model and Improves Financial Profile in First Quarter 2024

(Unaudited) (USD in Millions) Excludes Discontinued Operations[1]	Three Months Ended March 31, 2024	2023	CHANGE	% CHANGE
Consolidated Revenues	$21.1	$48.7	($27.6)	(57)%
Consolidated Gross Profit	$5.2	$4.6	$0.6	13%
Operating Expenses	$21.8	$25.9	($4.1)	(16)%
Operating Expenses, as Adjusted[2]	$17.5	$25.8	($8.3)	(32)%
Net Loss from Continuing Operations (Net of Income Tax)	($26.3)	($6.8)	($19.5)	287%
Total Adj. EBITDA[2]	($7.1)	($14.5)	$7.4	(51)%
Capital Expenditures	$0.4	$2.4	($2.0)	(83)%
Free Cash Flow Loss[2]	($10.7)	($36.9)	$26.2	(71)%
Cash and Marketable Securities (as of March 31, 2024)[3]	$30.5			

1. Excludes revenue and costs from Seymour and Creston facilities and the Fresh business.
2. See the reconciliation table in the earnings release.
3. Includes cash from both continuing and discontinued operations.

We reported consolidated revenues of $21.1 million in Q1 of 2024, which were lower than the previous year's revenues of $48.7 million due to a reduction in low-margin trading volume partially offset by an increase in licensing revenue. Gross profit in Q1 of 2024 was reported at $5.2 million, compared to gross profit of $4.6 million in Q1 of 2023, as a result of the reduction in low-margin trading volume coupled with an increase in high-margin licensing revenue.

Operating expenses in total decreased from $25.9 million in Q1 of 2023 to $21.8 million in Q1 of 2024, as we implemented cost reductions related to our expanded liquidity improvement plan partially offset by $4.3 million in one-time costs in 2024 related to such actions. Excluding those one-time costs, our operating expenses would have been $17.1 million in Q1 of 2024.

Free Cash Flow loss in 2024 was $10.7 million, which was $26.2 million lower than the Free Cash Flow loss of $36.9 million in 2023. We ended Q1 of 2024 with cash and marketable securities of $30.5 million.

As we wind down our commodity grain sales over the coming two years and grow our revenues from royalties and seed sales, we expect to see our profitability profile improve. For more information regarding our Q1 2024 financials, please refer to our Current Report on Form 8-K.

BENSON HILL

SHAREHOLDER LETTER Q1 2024 | 10

SHAREHOLDER LETTER Q1 2024 | 11 Looking Ahead Since I joined the management team in June 2023, we have further validated our technology pipeline, stood up a new business model, reshaped the organization, divested two processing assets, retired debt, reduced costs, laid the groundwork with future partners, and demonstrated the value of our genetics in a new animal feed segment. Our strategic roadmap for 2024 will continue to be anchored by five key areas we shared in March: 1. Transition out of our legacy business model 2. Optimize our capital structure and secure financing 3. Continue to improve operating expenses and margins 4. Acquire strategic partnerships and licensing deals across the value chain 5. Expand intellectual property and advance our technology pipeline I believe Benson Hill has a competitive advantage with a well-defined strategy and we are poised to move forward. Our talented team has consistently demonstrated its ability to perform, execute, and adapt to market dynamics. We look forward to delivering solid performance throughout the balance of 2024. Thank you for your continued confidence and support on our journey to deliver better feed, food, and fuel. Warm Regards, Deanie Elsner Chief Executive Officer

SHAREHOLDER LETTER Q1 2024 | 12 Cautionary Note Regarding Forward-Looking Statements Certain statements in this letter may be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements gener- ally relate to future events or the Company’s future financial or operating performance and may be identified by words such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” or similar words. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements include, among other things, statements regarding: the Company’s progress toward an asset-light business model, and the anticipated pace of such transition; statements regarding the Company’s financial and operating performance during its business transi- tion; statements regarding the Company’s cost-cutting measures under its expanded Liquidity Improvement Plan and other cost-saving measures, actions to implement such plan, and the anticipated benefits of and timeline to implement such plans; statements regarding the Company’s current expectations and assumptions regarding the industries and markets in which it operates, including its transition to an asset-light business model to serve broadacre animal feed markets; statements regarding strategic partnership and licensing opportunities; statements regarding the Company’s anticipated liquidity, path to profitability, and runway for growth; expectations regarding the sources of expected revenues, costs, profit and earnings; projections of market opportunity; statements regarding the potential and capabilities of its innovation pipeline and the expected timeline for the commercialization of the Company’s current and anticipated innovations; expectations regarding the Company’s ability to serve a broadacre strategy through partnerships and licensing; statements regarding the Company’s acreage acquisition plans; the anticipated commercial and nutritional benefits of the Company’s UHP-LO soybean meal, including any expectation that the findings associated with the recent trial can be repeated or improved upon in the future, including in broadacre application; the potential adoption of UHP-LO by poultry producers or other animal companies, soybean processors, or farmers; potential strategic partnership and licensing opportunities; current projections and assumptions re- garding the Company’s business and the industries and markets in which the Company currently operates or plans to operate, including the broadacre animal feed market; expectations regarding the Company’s ability to serve a broadacre strategy through partnerships and licensing; the Company’s ability to identify and evaluate its strategic alternatives and effect potential strategic opportunities in ways that maximize shareholder value; expectations regarding the Company’s ability to continue as a going concern; statements regarding execution of the Company’s business plan, the strategic review of the Company’s business, and the Company’s executive leadership transition; any financial or other information based upon or otherwise incorporating judgments or estimates relating to future perfor- mance, events or expectations; statements regarding the Company’s strategies, positioning, resources, capabilities, and expectations for future performance; estimates and forecasts of financial and other performance metrics; the Company’s outlook, and financial and other guidance; and management’s strategy and plans for growth. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks associated with the Company’s ability to generally execute on its business strategy, including its transition to an asset-light business model to serve broadacre animal feed markets in a timely manner with sufficient liquid- ity; risks relating to acreage acquisition; risks associated with developing and maintaining partnering and licensing relationships in an asset-light business model, and maintaining relationships with customers and suppliers; the risk that the Company will not realize the anticipated benefits of the divestiture of its soy processing facilities; risks associated with the loss of revenues from such facilities; risks associated with growing and managing capital resources; risks associated with changing industry conditions and consumer preferenc- es; risks associated with the Company’s cost-cutting measures under its expanded Liquidity Improvement Plan and other cost saving measures, including potentially adverse impacts on the Company’s business and prospects even if such plans are successful; the risk that the Company’s actions relating to cost-cutting measures under its expanded Liquidity Improvement Plan and other cost saving mea- sures may be insufficient to achieve the objectives of such plans; liquidity and other risks relating to the Company’s ability to continue as a going concern; risks associated with the Company’s ability to grow and achieve growth profitably, including continued access to the capital resources necessary for growth; risks relating to the failure to raise additional financing to satisfy the Company’s cash needs; risks associated with the Company’s execution of its executive leadership transition, including, among others, risks relating to maintaining key employee, customer, partner and supplier relationships; risks relating to the Company’s exploration of strategic alternatives; risks associated with the failure to realize the anticipated commercial or nutritional benefits of the Company’s UHP-LO soybeans; risks that the benefits validated by the recent trial may not be able to be repeated or improved upon in the future, including in broadacre application; risks associated with the accuracy and repeatability of feeding trials generally; risks associated with the effects of global and regional economic, agricultural, financial and commodities market, political, social and health conditions; the effectiveness of the Company’s risk management strategies; and other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regard- ing Forward-Looking Statements” in our filings with the SEC, which are available on the SEC’s website at www.sec.gov. The Company can make no assurances that it will be able to raise additional financing, improve its liquidity position, or continue as a going concern. Nothing in this letter should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward looking statements will be achieved. There may be additional risks about which the Company is presently unaware or that the Company currently believes are immaterial that could also cause actual re- sults to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. The Company expressly disclaims any duty to update these forward-looking statements, except as otherwise required by law.